Exhibit 23




               Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-07121) pertaining to the Elco Textron Inc. Profit Sharing and Savings Plan of our report dated May 5, 1999, with respect to the financial statements and schedules of the Elco Textron Inc. Profit Sharing and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.




                                    /s/ Ernst & Young LLP
                                    ERNST & YOUNG LLP

Providence, Rhode Island
June 28, 1999